Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders

Nuveen Insured Quality Municipal Fund,
Inc.
33-37503, 811-06206

An annual meeting of the shareholders of the Nuveen Insured Quality Municipal Fund,
Inc. (the Fund) was held July 26, 2005.

The purpose of the meeting was to

1. elect nine (9) directors to serve until
2. their successors shall have been duly
3. elected and qualified;

Approval of the Board Members was
reached as follows:

Robert P. Bremner
For 33,357,665
Withhold 263,718

Lawrence H. Brown
For  33,354,763
Withhold 266,620

Jack B. Evans
For  33,355,407
Withhold  265,976

William C. Hunter
For 33,358,340
Withhold  263,043

David J. Kundert
For 33,357,993
Withhold  263,390

William J. Schneider, elected by Preferred
shareholders only
For 11,831
Withhold  17

Timothy R. Schwertfeger, elected by Preferred
 shareholders only
For 11,831
Withhold  17

Judith M. Stockdale
For 33,288,630
Withhold  332,753

Eugene S. Sunshine
For  33,357,100
Withhold  264,83

4. approve a new Investment
5. Management Agreement .

The number of shares voted in the
affirmative:
33,099,534 and
the number of negative votes:  211,373

Proxy materials are herein incorporated by reference to the SEC filing on June 21, 2005, under Conformed Submission Type DEF 14A, accession number 0000950137-05-007654.